PETROLEUM DEVELOPMENT CORPORATION
                                    103 East Main Street
                              Bridgeport, West Virginia  26330


                          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                        July 15, 1997


To the Stockholders of
PETROLEUM DEVELOPMENT CORPORATION:

   Notice is hereby given that the Annual Meeting of Stockholders of Petroleum Development Corporation (the "Company") will be held at the office of the Company at 103 East Main Street, Bridgeport, West Virginia 26330, on July 15, 1997 at 10:00 A.M., West Virginia time, for the following purposes, all as more fully described in the accompanying Proxy Statement:

    (1) To elect two directors to serve a term of three years or until their successors shall be elected and shall qualify;

    (2) To ratify and approve the Company's 1997 Incentive Stock Option Plan.

    (3) To ratify and approve the 1995 issuance of 90,000 shares of restricted common stock.

    (4) To ratify and approve the selection of independent public accountants for the Company for the fiscal year ending December 31, 1997.

    The Board of Directors has fixed the close of business on May 15, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common
Stock is required to constitute a quorum.

EACH STOCKHOLDER IS CORDIALLY INVITED TO BE PRESENT AND TO VOTE AT THIS MEETING IN PERSON. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND ARE
REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN
IT PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

                                             By Order of the Board of Directors,

                                             James N. Ryan
                                             Chairman
Bridgeport, West Virginia
May 20, 1997

                              PETROLEUM DEVELOPMENT CORPORATION
                                       PROXY STATEMENT
                               ANNUAL MEETING OF STOCKHOLDERS
                                        July 15, 1997


                                   INTRODUCTORY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders of Petroleum Development Corporation (the "Company") to be held on July 15, 1997, notice of which is attached, and at any adjournment thereof.

        Any stockholder giving the accompanying proxy has the power to revoke it prior to its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. Giving the accompanying proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting. Shares represented by proxy will be voted by the proxy holders in accordance with your instructions unless you revoke your proxy or attend the meeting and elect to vote in person. This Proxy Statement and the proxy were first mailed to stockholders on May 20, 1997. The mailing address of the principal executive offices of the Company is Petroleum Development Corporation, P.O. Box 26, Bridgeport, West Virginia 26330.

        The Annual Report to Stockholders for 1996, containing certified financial and other information about the Company, accompanies this Proxy Statement.

                                      VOTING SECURITIES

        The outstanding voting securities of the Company as of May 15, 1997, consisted of 10,485,753 shares of $0.01 par value common stock ("Common Stock"). Stockholders of record as of the close of business on May 15, 1997 are entitled to vote. Each stockholder is entitled to one vote for each share of Common Stock held of record on this date. Accept for the election of directors, the proposals submitted for vote at the Annual Meeting require a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. A plurality of the votes cast at the meeting is required for the election of directors. Abstentions and broker non-votes will not be considered as votes cast with respect to a particular matter, but will be counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present.

                                         PROPOSAL #1

                                    ELECTION OF DIRECTORS

        The Board of Directors, consisting of six directors is divided into three classes, each of which is composed of two directors. At each Annual Meeting of Stockholders, one class of directors is elected for a three-year term and until their respective successors are duly elected and qualified. Votes pursuant to the enclosed proxy will be cast, unless authority is withheld, for the election of the two persons named under "Nominees for Terms Expiring 2000" below, both of whom are members of the present Board and both of whom are expected to be able to serve on the Board to be elected at this meeting. If any of such persons is unwilling or unable to act in such capacity, an event which is not now anticipated, the enclosed proxy will be voted for such person or persons as the Board of Directors may designate. During 1996, the Board of Directors held six meetings. No director attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served.

                                  DIRECTORS OF THE COMPANY

                              NOMINEES FOR TERMS EXPIRING 2000

        The following persons both of whom are currently serving as directors, have been nominated to serve as directors:

                                     Name and Principal                                Year
                                                                                       First
                                 Occupation Past Five Years                            Elected
                                   and Other Directorships                    Age      Director

STEVEN R. WILLIAMS, President of the Company since March, 1983.  Prior to joining the Company, Mr. Williams was employed by Exxon and Texas Oil
 & Gas Company.                                                               46       1983

ROGER J. MORGAN, a member of the law firm of Young, Morgan & Cann,
 Clarksburg, West Virginia, for more than the past five years.  Mr. Morgan is not active in the day-to-day business of the Company, but his law
 firm provides legal services to the Company.                                 70       1969

                                    CONTINUING DIRECTORS
                                   TERMS EXPIRING IN 1998

JAMES N. RYAN, Chairman and Chief Executive Officer of the Company since
 March, 1983.  Mr. Ryan previously served as President of the
 Company since 1969.                                                          65       1969

VINCENT F. D'ANNUNZIO has for the past five years served as president of
 Beverage Distributors, Inc., located in Clarksburg, West Virginia.           44       1989

                                   TERMS EXPIRING IN 1999

DALE G. RETTINGER, Executive Vice President and Treasurer of the Company
 since 1980.  Prior to 1980, he was a partner with Main Hurdman,
 Certified  Public Accountants, having served in that capacity since 1976.    52       1985

JEFFREY C. SWOVELAND, has been with Equitable Resources since September, 1994 and presently serves as Treasurer.  Prior thereto he was a lending
 officer with Mellon Bank N.A. since July, 1989.                              42       1991

Committees of the Board

        The Company has three standing committees of the Board of Directors: the Audit Committee; the Executive Committee; and the Stock Option and Executive Compensation Committee. The Audit Committee is comprised of
Messrs. D'Annunzio, Ryan, and Swoveland. The Executive Committee is comprised of Messrs. Ryan, Williams, and Rettinger. The Stock Option and Executive Compensation Committee is comprised of Messrs. D'Annunzio, Swoveland and Morgan. The Company does not have a formal Nominating Committee, as the full board handles these responsibilities. Directors of the Company receive an annual fee of $6,400 and $600 per board meeting as compensation for serving in that capacity.

        The Executive Committee held six meetings during 1996. The functions performed by the Executive Committee include handling important Board matters that arise between Board meetings, serving as a liaison between the Board and senior management on important matters requiring Board attention, and recommending to the Board nominations for election of new and existing Board members.

        The Audit Committee met twice during 1996. The Audit Committee is comprised of a majority of outside Directors of the Company. The functions performed by the Audit Committee include recommending the selection of independent accountants, reviewing with the Company's independent accountants the results of audits performed by them, and overseeing and reviewing monthly and quarterly unaudited financial statements. These reviews include the adequacy of cash flow and the status of credit arrangements of the Company.

        The Stock Option and Executive Compensation Committee held two meetings in 1996. The Committee is comprised of a majority of outside Directors of the Company. The functions performed by this committee include recommending to the Board compensation levels of senior management and directing and recommending levels of corporate stock options and other benefit plans of the Company. In this regard, the committee monitors trends to insure the Company's compensation levels are competitive in the oil and gas industry.

                                   EXECUTIVE COMPENSATION

        The following table sets forth in summary form the compensation received during each of the Company's last three fiscal years by the Chief Executive Officer and by the other executive officers of the Company whose salary and bonus exceeded $100,000 in 1996.

Summary Compensation Table

                                       Annual Compensation

Name and                                                   Other Annual         Long term    All Other
Principal Position        Year    Salary($)(1) Bonus ($)   Compensation($)(2)   Awards(#)    Compensation($)

James N. Ryan             1996    164,295       73,383         10,000                          90,897(4)(5)
Chairman and Chief        1995    159,330       70,000         10,000           100,000(3)     34,111(4)(5)
 Executive Officer        1994    154,078       77,500         10,000                          34,086(4)(5)

Steven R. Williams        1996    125,895       93,383         10,000                          70,862(4)(5)
President                 1995    120,930       70,000         10,000           100,000(3)     34,125(4)(5)
 and Director             1994    115,678       77,500         10,000                          34,017(4)(5)

Dale G. Rettinger         1996    125,895       93,383         10,000                          70,862(4)(5)
Executive Vice President, 1995    120,930       70,000         10,000           100,000(3)     34,125(4)(5)
 Treasurer, and Director  1994    115,678       77,500         10,000                          34,017(4)(5)


(1) The Company is party to employment agreements with Messrs. Ryan, Williams, and Rettinger dated March 1, 1991 and terminating December 31, 2000. The employment agreements provide for a base salary as indicated in the table above as well as an annual merit bonus based upon Company profitability and cash flow performance levels.

(2) The respective individuals receive fees as directors of the Company $6,400 annually plus $600 per board meeting attended.

(3) In 1995, the options were granted at market price of $1.125 per share to purchase 70,000 shares of common stock and issued 30,000 shares of restricted stock available upon retirement.

(4) This amount includes contributions made by the Company under the Petroleum Development Corporation Employee Profit Sharing and 401-K retirement plans. In 1996 and 1995 the Company contributed $50,000 and $28,500 to the Employee Profit Sharing Plan. Of these contributions, each of the three officers were credited $3,071 in 1996 and $1,815 in 1995. The Company provides a matching of 401-K contributions at varying rates of the employee contribution. Of the total Company match of $139,800, $70,800 and $68,700 in 1996, 1995 and 1994 the three respective officers were credited with matching contributions of $7,826, $7,791, and $7,791 in 1996; $4,111, $4,125 and $4,125 in 1995; and
     $4,086, $4,017 and $4,017 in 1994.

(5) During 1994 the Board of Directors approved a deferred compensation arrangement for three executive officers of the Company. Under the arrangement, each executive may choose to defer any portion of their bonus compensation until retirement or separation from the Company. The respective officers voluntarily deferred $80,000, $60,000 and $60,000 in 1996; $30,000 each in 1995 and $30,000 each in 1994.

Compensation Committee Report

     The Compensation Committee is composed of two outside directors and the Secretary of the Company. The committee's responsibility is to develop the Company's compensation policy to enable the Company to hire, retain and motivate high performing employees. The committee also administers the Company's Savings and Protection Plan (the "401(K) Plan"), various Employee Stock Option Plans, and the Company's Profit Sharing Plan. The committee reviews the performance and compensation of the Chief Executive Officer, and the two executive officers of the Company. Final approval of all contracts with company executives is reserved to the full Board of Directors.

     Compensation paid to the CEO, Mr. Ryan, and to the executive officers of the Company is based on several factors, including the terms of their employment contracts, the earnings of the Company, the evaluation of the Board of the performance of the employees, as well as compensation paid to similarly situated employees with other similar firms.

     As CEO, Mr. Ryan received a salary of $164,295 in 1996, which reflected cost of living increases from his salary in 1995. Also during 1996 Mr. Ryan earned a cash bonus of $73,383 based on Company earnings. Both the salary increase and the bonus were based on provisions in Mr. Ryan's employment contract.

     The Company also contributed $7,826 to Mr. Ryan's 401(K) account in accordance with the plan's matching provisions to all participating employees.

     The compensation of the two executive officers of the Company is also comprised of a salary and a performance based bonus. Salaries of both were increased by a cost of living adjustment and bonuses were paid based on the Company's earnings, both as provided in the executive's employment agreements. Both executives also received a share of Company matching contributions to the Company 401(K) plan.

     During 1996 the Company reviewed the employment contracts of the CEO and the executive officers of the Company, and determined that no changes were required. The Compensation Committee believes the Company has made substantial progress over the past several years despite adverse industry and economic conditions, and that the progress is attributable in large measure to the efforts of the CEO and the executive officers.

                                       Compensation Committee


                                       Roger J. Morgan, Chair
                                       Vincent F. D'Annunzio
                                       Jeffrey C. Swoveland

Transactions with Management

     The Company is party to a stock redemption agreement with the Chairman, President and Executive Vice President of the Company. The agreement, as amended, requires the Company to maintain life insurance on each of them in the amount of $1,000,000. The agreement provides that, at the election of the executive's estate or heirs, the Company shall utilize the proceeds from such insurance to purchase from his estate or heirs all or a portion of his shares of the Company's stock. The purchase price for the outstanding Common Stock is to be based upon the average closing asked price for the Company's stock as quoted by NASDAQ during a specified period. The Company is not required to purchase any shares in excess of the amount provided therefore by such insurance.


Compensation Committee Interlocks and Insider Participation

     Roger J. Morgan, Secretary and Director, is a member of the Stock Option and Executive Compensation Committee. The Company has retained Young, Morgan & Cann to provide various legal services for the Company, Mr. Morgan, is a senior partner of this law firm. For the year ended December 31, 1996, the Company paid Young, Morgan & Cann a total of $35,400 for legal services rendered on behalf of the Company.

Information with Respect to Stock Options, Warrants and Rights


                         OPTION EXERCISES AND YEAR-END VALUE  TABLE


     The Company has granted options to purchase shares of common stock to officers, directors, and other key employees under its Employee Stock Option Plans.

     The following table provides certain information with respect to options exercised during 1996 by the persons named under the Company's various Stock Option Plans. The table also represents information as to the number of options outstanding as of December 31, 1996, with respect to options granted pursuant to the Company's Employee Stock Option Plans. No options were granted in 1996.

                                                                                     Value of unexercised
                      Number of               Value       Number of Unexercised       in-the-money options
                     Shares Exercised      Realized ($)   Options at year-end          at year-end (1)($)


James N. Ryan             -                  -                  401,000                1,290,125
Steven R. Williams        -                  -                  391,000                1,257,625
Dale G. Rettinger         -                  -                  391,000                1,257,625

(1) For all unexercised options held as of December 31, 1996, the aggregate dollar value of excess of the market value of the stock underlying those options over the exercise price of those unexercised options. On December 31, 1996, the closing sales price of the Common Stock was $4.1875 per share. These values are shown separately for those options that were exercisable and those options that were not yet exercisable on December 31, 1996.

Employee 401K and Profit Sharing Plan

     In 1987, the Company established a retirement plan qualified under
Section 401(K) of the Internal Revenue Code. The plan is funded by employee contributions and a company matching contribution. Administrative costs of the plan are borne by the Company. The employees choose from four investment programs and, therefore, the amount of an individual's plan assets depends on the amount of their contributions and the performance by their chosen investments.

     In 1992, the Company began a Profit Sharing Retirement plan to supplement the 401K Plan. Contributions are dependent on corporate profitability and are at the discretion of the Board of Directors of the Company. The Company filed and qualified the plan with the Internal Revenue Service.

Stockholder Performance Graph

     The following graph illustrates the performance of Petroleum Development Corporation common stock over a five year period compared to the performance of the NASDAQ Index and a peer group index. The peer group index consists of 186 Crude Petroleum and Natural Gas Companies. The table includes the cumulative shareholder return assuming the reinvestment of dividends.

                              Petroleum Development Corporation
                                   Stock Performance Graph
600.0
500.0
400.0
300.0
200.0
100.0
0.0
                    12/31/91        12/31/92       12/31/93       12/31/94       12/31/95      12/31/96
Petroleum
Development
Corporation            100.0           156.5         234.8           165.2         226.1        582.6
NASDAQ
Market Index           100.0            94.9         113.1           118.6         130.4        173.4
Peer Group
 Index                 100.0           101.0           121.1         127.2         165.0        205.0

                                         PROPOSAL #2
                              1997 INCENTIVE STOCK OPTION PLAN

     The Board of Directors is submitting to the stockholders for their approval and adoption the 1997 Incentive Stock Option Plan (the "1997 Plan"). The 1997 Plan authorizes stock options for key individuals associated with the Company for the purpose of adding to the ability of the Company to attract, retain and further motivate highly qualified employees.

     The Board of Directors approved, subject to the approval of the stockholders, the 1997 Plan. The 1997 Plan provides for granting of options to purchase up to 500,000 shares of the Company's Common Stock.

     The 1997 Plan specifically provides for the grant of stock options which qualify as incentive stock options ("Incentive Stock Options") under the provisions of section 422A of the Internal Revenue Code of 1954, as amended (the "Internal Revenue Code"). The federal income tax treatment of Incentive Stock Options is generally more favorable to optionees than the treatment accorded other options; it is also less favorable to the Company because the Company will generally not receive a tax deduction with respect to Incentive Stock Options. (See "Federal Income Tax Treatment" below).

     The following summary provides a description of the significant provisions of the 1997 Plan. A copy of the 1997 Plan is attached to this proxy statement as Appendix A.

Stock Options

     Under the 1997 Plan, the Company may grant options to purchase Common Stock to key employees and directors of the Company. Such options will be in the form of Incentive Stock Options. The 1997 Plan provides that the exercise price of each option will be not less than 100% of the fair market value of the shares of Common Stock of the Company on the date of granting of the option. During such time as such stock is listed upon an established stock exchange the fair market value per share shall be the mean closing price of the Common Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc. discounted for permanent restrictions on such stock as determined by investment and/or banking institutions.

     The 1997 Plan provides that the term of options granted under the 1997 Plan will be 10 years, that, generally speaking, one half of the options will not be exercisable before at least 12 months and one half before 24 months of continuous employment after the date it is granted, and that the option will not be transferable except as specifically provided in the Plan.

     Options granted under the 1997 Plan may be exercised upon payment to the Company of the exercise price of the option in cash or, at the sole option of the Company, by tendering to the Company shares of the Common Stock equal in fair market value to the exercise price of that option.

     Under present accounting rules, neither the grant nor the exercise of options would result in a charge against earnings.

     Incentive Stock Options are also subject to the following limitations:
(i) Incentive Stock Options may not be granted at less than 100% of fair market value at the time of grant; and (ii) The aggregate fair market value of stock for which an individual may be granted Incentive Stock Option in any calendar year may not exceed $100,000 plus any unused limited carryover (as determined pursuant to Section 422A of the Internal Revenue Code).

Limitations on Number of Shares

     The total number of shares that may be issued pursuant to the stock options under the 1997 Plan cannot exceed 500,000 shares of Common Stock. Shares not issued pursuant to stock options because of their lapse, termination, cancellation, forfeiture, or for other reasons, will again be available for use under the 1997 Plan.

Other Material Facts and Provisions

     It is contemplated that authorized but unissued shares will be used under the 1997 Plan, but the 1997 Plan also permits the use of treasury shares, including any shares reacquired by the Company for the purpose of the 1997 Plan. The Board of Directors may delegate any or all of its powers under the 1997 Plan to the Committee appointed by the Board.

     The 1997 Plan is not intended to be a substitute for any other plan, practice or arrangement for payment of compensation or fringe benefits, including any insurance, death benefit, stock purchase, incentive compensation or bonus plan, and such plans, practices or arrangements may be continued or adopted, and payments made thereunder, independently of the 1997 Plan.

     It is not possible at this time to state to whom stock incentives will be granted under the 1997 Plan or the value or number of shares subject to any particular stock incentive, since these matters have not yet been determined and cannot be determined at the present time. Among those who may qualify as recipients will be officers of the Company and other key employees in the executive, administrative, professional and technical positions. The Board will grant stock incentives on the basis of the individuals' responsibilities and present and potential contributions to the success of the Company. The Company anticipates that approximately 20 officers and key employees may be eligible for the stock option plan.

     The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the 1997 Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the 1997 Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or remove the administration of the 1997 Plan from the Committee.

     The Company's Common Stock is traded on the National Market System of NASDAQ. On April, 21, 1997, the closing price for the Company's Common Stock as reported on NASDAQ was $3 3/8.

Federal Income Tax Treatment

     The Company believes that under present law, the federal income tax treatment of incentive stock options under the 1997 Plan should be generally as follows:

     An employee who is granted an Incentive Stock Option under the 1997 Plan should not be subject to federal income tax upon the grant of the option.
In the event of a sale of the shares received upon exercise of a stock option, any appreciation of the shares received above the exercise price should qualify as ordinary income for the taxable year in which the sale occurs. The Company would not be entitled to a tax deduction with respect to the grant or exercise of a stock option nor with respect to any disposition of such shares. Income will be realized only to the extent the amount received upon sale exceeds the employee's adjusted basis for the stock. The Company will be entitled to a tax deduction in the amount of the ordinary income realized by the employee (assuming any federal income withholding requirements are satisfied).

                                         PROPOSAL #3

                            DEFERRED 1995 RESTRICTED STOCK GRANT

     The shareholders are being requested to approve the Board of Director's 1995 grant of 30,000 shares of restricted common stock to each of the three executive officers of the Company, Messrs. Ryan, Williams, and Rettinger. On the date of grant, the fair market value of a share of Company Common Stock was $1 1/8. Such shares vest with the executive upon retirement from the Company or in the case of change of control, death or disability of the executive. The Board of Directors granted such shares as an incentive to retain the executives in the employ of the Company and to better align the interests of the executives with the shareholders of the Company. The share certificates are currently being held in escrow by an independent party.
If the grant of restricted stock is approved by the shareholders, the share certificates will be released to the executive officers. If the shareholders do not approve the proposal, the grant of shares of restricted stock will be revoked and the share certificates will be voided.

                       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                  AND DIRECTORS AND OFFICERS

Security Ownership

     The following table sets forth information as of March 31, 1997, with respect to the common stock of PDC owned by each person who owns beneficially 5% or more of the outstanding voting common stock, by all directors and nominees individually and by all directors and officers as a group.

                                                                                                    Amount Percent
Name and Address                                                  Beneficially Owned (1)            of Class
James N. Ryan*                                                      1,061,176 (2)                     9.7

Fidelity Management**                                                 995,000                         9.5

Steven R. Williams*                                                   679,000 (3)                     6.2

Dale G. Rettinger*                                                    647,834 (3)                     6.0

Roger J. Morgan                                                       132,504 (4)                     1.2

Vincent F. D'Annunzio                                                  53,600 (5)                      .5

Jeffrey C. Swoveland                                                   23,550 (6)                      .2

All Directors and Officers as a Group (10 persons)                  2,938,758 (7)                    24.7

(1) The nature of the beneficial ownership for all the shares is sole voting and investment power.

(2)   Includes options to purchase 401,000 shares exercisable within 60 days.

(3)   Includes options to purchase 391,000 shares exercisable within 60 days.

(4)   Includes options to purchase 77,500 shares exercisable with 60 days.

(5)   Includes options to purchase 43,600 shares exercisable within 60 days.

(6)   Includes options to purchase 23,550 shares exercisable within 60 days.

(7) Includes options to purchase 1,432,650 shares exercisable within 60 days. Until exercised, these options cannot be voted. All directors and officers as a group own in the aggregate a total of 1,506,108 shares or approximately 14.4% of the total of 10,485,753 shares of common stock issued and outstanding.

      No director or officer is the beneficial owner of any securities of any of the Company's subsidiaries.

 *    The business address is 103 East Main Street, Bridgeport, WV 26630.
**    The business address is 82 Devonshire Street, Boston, MA 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and holders of more than 10% of the Common Stock are required by regulations promulgated by the Commission pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. The Company assists officers and directors, and will assist beneficial owners, if any, of more than 10% of the Common Stock, in complying with the reporting requirements of Section 16(a) of the Exchange Act.

      Based solely on its review of the copies of such forms received by it, the Company believes that since January 1, 1996, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were met.

                                         PROPOSAL #4

                    RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      At the Meeting, the Stockholders of the Company will be asked to ratify the Board of Directors' selection of KPMG Peat Marwick as the Company's certified public accountants for the fiscal year ended December 31, 1997. KPMG Peat Marwick conducted the audit for the fiscal year ended December 31, 1996. A representative of KPMG Peat Marwick will be present at the Meeting, will have an opportunity to make statements if he so desires, and will be available to respond to appropriate questions.

                                       OTHER BUSINESS

      As of the date of this Proxy Statement, management of the Company is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement. However, if other matters properly come before the meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

General

      The enclosed Proxy is solicited by the Company's Board of Directors. The Company expects to solicit proxies primarily by mail, but solicitation may also be made personally, by telephone or by telegraph, by regularly employed officers and employees of the Company who will receive no extra compensation for doing so.

      The Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to, and obtain instructions from, the beneficial owners of shares held by record by such persons and will reimburse reasonable out-of-pocket expenses. The Company will bear all costs of proxy solicitation.

Stockholder Proposals for 1998 Annual Meeting

      Stockholder proposals must be received by the Company at its principal executive office on or prior to March 1, 1998 in order to be included in the Company's proxy statement for the 1998 annual meeting of stockholders.

                                           By Order Of The Board of Directors


                                           James N. Ryan
                                           Chairman

Dated: May 20, 1997
THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO CORPORATE COMMUNICATIONS DEPARTMENT, PETROLEUM DEVELOPMENT CORPORATION, P.O. BOX 26, BRIDGEPORT, WEST VIRGINIA 26330.
                                         APPENDIX A

                              PETROLEUM DEVELOPMENT CORPORATION

                            Employee Incentive Stock Option Plan
                                            1997


1.   PURPOSE

     This Employee Incentive Stock Option Plan (the "PLAN") is intended as an incentive and to encourage ownership by certain officers and key executive employees of Petroleum Development Corporation (the "CORPORATION") or of its subsidiary corporations as that term is defined in Article 3, below (the "SUBSIDIARIES") so that they may acquire or increase their proprietary interest in the success of the Corporation and Subsidiaries, and to encourage them to remain in the employ of the Corporation or of the Subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute incentive stock options within the meaning of the Economic Recovery Tax Act of 1981.


2.   ADMINISTRATION

     The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation ("the "Committee"). The Committee shall consist of not less than three members of the Corporation's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. The majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time at its discretion make recommendations to the Board of Directors with respect to the key executive employees who shall be granted options and the amount of stock to be optioned to each.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.   ELIGIBILITY

     The persons who shall be eligible to receive options shall be such key executive employees (including officers, whether or not they are directors) or the Corporation or its Subsidiaries (as such term is defined in Section 425 of the Internal Revenue Code of 1954) existing from time to time as the Board of Directors shall select from time to time from among those nominated by the Committee. An optionee may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for him by the Committee.

4.   STOCK

     "The stock subject to the options shall be shares of the Corporation's authorized but unissued or re-acquired $.01 par value common stock hereafter sometimes called Capital Stock. The aggregate number of shares which may be issued under options shall not exceed 500,000 shares of Capital Stock. The number of shares with respect to which option rights may be granted to any individual under any and all options which are issued to him by the Corporation as Incentive Stock Options shall not exceed the lesser of 200,000 shares or, in any one year, $100,000 or stock at its fair market value determined at the time of grant of the option plus a carry-over amount as defined by the Internal Revenue Code. The carry-over amount is one-half of the amount by which $100,000 exceeds the value at time of grant of the stock for which ISO's were issued in the preceding three years but not before 1981. The limitations established by each of the preceding sentences shall be subject to adjustment as provided in Article 5 (i) of the Plan."

     In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of Capital Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

5.   TERMS AND CONDITIONS OF OPTIONS

     Stock options granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions.

     (a)  Optionee's Agreement.

          Each optionee shall agree to remain in the employ of and to render to the Corporation or Subsidiaries his services for a period of (one year from the date of the option to earn the right to exercise one-half and two years from the date of the option to earn the right to exercise the second one-half of the options granted), but such agreement shall not impose upon the Corporation or Subsidiaries any obligation to retain the optionee in their employ for any period.

     (b)  Number of Shares.

          Each option shall state the number of shares to which it pertains.

     (c)  Option Price.

          Each option shall state the option price, which shall be not less than 100% of the fair market value of the shares of Capital Stock of the Corporation on the date of the granting of the option.
          During such time as such stock is listed upon an established stock exchange the fair market value per share shall be the closing price of the Capital Stock in the New York over-the-counter market on the day the option is granted, as reported by the National Association of Securities Dealers, Inc., discounted for restrictions on such stock as determined by investment and/or banking institutions. Such restrictions subject to a discount factor on the marketability limitations on unregistered securities. The discount factor will not be applicable to options to purchase stock previously registered with the Securities and Exchange Commission.
          If the stock is listed upon an established stock exchange or exchanges such fair market value shall be deemed to the highest closing price of the Capital Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Corporation's Capital
          Stock shall have been made on any stock exchange on that day on the next preceding day on which there was a sale of such stock. Subject to the foregoing the Board of Directors and the Committee in fixing the option price shall have full authority and discretion and be fully protected in doing so.

     (d)  Medium and Time of Payment.

          The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or the same class of stock of the Corporation.

     (e)  Term and Exercise of Options.

          No option shall be exercisable either in whole or in part prior to one year from the date it is granted. Options are exercisable one-half after one year and one-half after two years from date of grant. No option shall be exercisable after the expiration of ten years from the date it is granted. Not less than one hundred shares may be purchased at any one time unless he number purchased is the total number at the time purchasable under the option.
          During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period but not later than ten years from the date the option is granted.

     (f)  Termination of Employment Except Death.

          In the event that an optionee shall cease to be employed by the Corporation or Subsidiary for any reason other than his death and shall be no longer in the employ of any of them, subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted, such optionee shall have the right to exercise the option at any time within three months after such termination of employment to the extent his right to exercise such option had accrued pursuant to Article 5 (e) of the Plan and had not previously been exercised at the date of such termination. Options not accruing pursuant to Article 5 (e) of the Plan expire upon such termination. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

     (g)  Death of Optionee and Transfer of Option.

          If the optionee shall die while in the employ of the Corporation or a Subsidiary or within a period of three months after the termination of his employment with the Corporation and all Subsidiaries and shall not have fully exercised the option, an option may be exercised, subject to the condition that no option shall be exercisable after the expiration of ten years from the date it is granted, to the extent that the optionee's right to exercise such option had accrued pursuant to Article 5 (e) of the Plan at the time of his death and had not previously been exercised, at any time within one year after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

          No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

     (h)  Recapitalization.

          Subject to any required action by the stockholders, and number of shares of Capital Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Capital Stock of the Corporation resulting from the subdivision or consolidation of shares or the payment of a stock dividend (but only on the Capital Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

          Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Capital Stock subject to the option would have been entitled. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not he surviving corporation, shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his option in whole or in part without regard to the installment provisions of Article 5 (e) of the Plan.

          In the event of a change in the Capital Stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Capital Stock within the meaning of the Plan.

          To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of the Economic Recovery Tax Act of 1981.

          Except as hereinbefore expressly provided in this Article 5 (i), the optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Capital Stock subject to the option.

          The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.

     (i)  Rights as a Stockholder.

          An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in
          Article 5 (i) hereof.

     (j)  Modification, Extension and Renewal of Options.

          Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not heretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Board of Directors shall not, however, modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefore specifying a lower price.

     (k)  Investment Purpose.

          Each option under the Plan shall be granted to the condition that the purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution except that in the event the stock subject to such option is registered under the Securities Act of 1933, as amended, or in the event a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the option of counsel for the Corporation such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

     (l)  Other Provisions.

          The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors of the Corporation shall deem advisable. Any such option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in the Economic Recovery Tax Act of 1981 or to conform to any change in the law.

6.   TERM OF PLAN

     Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted, or the date the Plan is approved by the Stockholders, whichever is earlier.

7.   INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

8.   AMENDMENT OF THE PLAN

     The Board of Directors of the Corporation may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, or remove the administration of the Plan from the Committee.

9.   APPLICATION OF FUNDS

     The proceeds received by the Corporation from the sale of Capital Stock pursuant to options will be used for general corporate purposes.

10.  NO OBLIGATION TO EXERCISE OPTION

     The granting of an option shall impose no obligation upon the optionee to exercise such option.

11.  APPROVAL OF STOCKHOLDERS

     The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Capital Stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.

Date Plan adopted by Board of Directors - April 21, 1997

Date Plan approved by Stockholders -

                              Petroleum Development Corporation

Proxy Solicited by the Board of Directors For
Annual Meeting of Stockholders

The undersigned hereby appoints JAMES N. RYAN and DALE G. RETTINGER or either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the Annual Meeting of Stockholders of Petroleum Development Corporation (the "Company") to be held on July 25, 1997 at 10:00 A.M. and at any adjournment thereof to vote all shares of the Common Stock of the Company, held by the undersigned with respect to the following questions and on such other matters as may properly come before the meeting.

(1)   ELECTION OF DIRECTORS

      FOR all nominees listed below (except as marked to the
       contrary below)
      WITHHOLD AUTHORITY to vote for all nominees listed below
                                    Steven R. Williams, Roger J. Morgan

(INSTRUCTION: To withhold authority to vote for any nominee, circle that nominee's name above.

(2)   To ratify and approve the Company's 1997 Incentive Stock Option
      Plan.
        FOR   AGAINST   ABSTAIN
(3)   To ratify and approve the 1995 issuance of 90,000 shares of restricted common stock.
        FOR   AGAINST   ABSTAIN
(4)   To ratify and approve the selection of independent public
      accountants for the  Company for the fiscal year ending December
      31, 1997.
        FOR   AGAINST   ABSTAIN

                       (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for such meeting dated July 25, 1997 and a copy of the Company's 1996 Annual Report.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY
EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE
UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.


                                       , 1997



(Please sign EXACTLY as your name appears hereon) when signing as a representative capacity, please give full title.

IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD,
PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR
PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.